                                                                    EXHIBIT 12.1

                             Waste Management, Inc.
                       Ratio of Earnings to Fixed Charges
                         (In Thousands, Except Ratios)


                                                                                   YEAR ENDED DECEMBER 31,             QUARTER ENDED
                                                        ----------------------------------------------------------------------------
                                                            1994         1995         1996         1997         1998      03/31/99
                                                        -----------  -----------  -----------  -----------  -----------  -----------
ACTUAL:
EARNINGS

   Income (loss) from continuing operations
     before income taxes, undistributed earnings
     from affiliated companies, and minority interest   $ 1,178,434  $ 1,075,158  $   781,365  $  (609,024) $  (678,919) $   631,287
                                                        -----------  -----------  -----------  -----------  -----------  -----------
   Fixed charges deducted from income:
     Interest expense                                       437,946      534,964      525,340      555,576      681,457      176,157
     Interest implicit in rents                              61,969       63,343       58,949       58,869       79,108       19,899
                                                        -----------  -----------  -----------  -----------  -----------  -----------
                                                            499,915      598,307      584,289      614,445      760,565      196,056
                                                        -----------  -----------  -----------  -----------  -----------  -----------
       Earnings available for fixed charges             $ 1,678,349  $ 1,673,465  $ 1,365,654  $     5,421  $    81,646  $   827,343
                                                        ===========  ===========  ===========  ===========  ===========  ===========

Fixed Charges

   Interest expense                                     $   437,946  $   534,964  $   525,340  $   555,576  $   681,457  $   176,157
   Capitalized interest                                     116,450       57,756       56,873       51,376       41,501       11,110
   Interest implicit in rents                                61,969       63,343       58,949       58,869       79,108       19,899
                                                        -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges                              $   616,365  $   656,063  $   641,162  $   665,821  $   802,066  $   207,166
                                                        ===========  ===========  ===========  ===========  ===========  ===========

       Ratio of Earnings to Fixed Charges                      2.7x         2.6x         2.1x      N/A (1)      N/A (2)         4.0x
                                                        ===========  ===========  ===========  ===========  ===========  ===========

As adjusted:
Earnings

   Income (loss) from continuing operations
     before income taxes, undistributed earnings
     from affiliated companies, and minority interest   $ 1,178,434  $ 1,075,158  $   781,365  $  (609,024) $  (678,919) $   631,287
                                                        -----------  -----------  -----------  -----------  -----------  -----------
   Adjustments to income:
     Merger costs                                             3,782       26,539      126,626      112,748    1,807,245       33,126
     Asset impairments and unusual items                    122,233      394,092      529,768    1,771,145      864,063         --
                                                        -----------  -----------  -----------  -----------  -----------  -----------
                                                            126,015      420,631      656,394    1,883,893    2,671,308       33,126
                                                        -----------  -----------  -----------  -----------  -----------  -----------
   Fixed charges deducted from income:
     Interest expense                                       437,946      534,964      525,340      555,576      681,457      176,157
     Interest implicit in rents                              61,969       63,343       58,949       58,869       79,108       19,899
                                                        -----------  -----------  -----------  -----------  -----------  -----------
                                                            499,915      598,307      584,289      614,445      760,565      196,056
                                                        -----------  -----------  -----------  -----------  -----------  -----------
       Earnings available for fixed charges             $ 1,804,364  $ 2,094,096  $ 2,022,048  $ 1,889,314  $ 2,752,954  $   860,469
                                                        ===========  ===========  ===========  ===========  ===========  ===========

Fixed Charges

   Interest expense                                     $   437,946  $   534,964  $   525,340  $   555,576  $   681,457  $   176,157
   Capitalized interest                                     116,450       57,756       56,873       51,376       41,501       11,110
   Interest implicit in rents                                61,969       63,343       58,949       58,869       79,108       19,899
                                                        -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges                              $   616,365  $   656,063  $   641,162  $   665,821  $   802,066  $   207,166
                                                        ===========  ===========  ===========  ===========  ===========  ===========
       Ratio of Earnings to Fixed Charges                      2.9x         3.2x         3.2x         2.8x         3.4x         4.2x
                                                        ===========  ===========  ===========  ===========  ===========  ===========


_______________________

(1) Earnings were insufficient to cover fixed charges in 1997. Additional earnings of $660.4 million were necessary to cover fixed charges for this period. The earnings available for fixed charges were negatively impacted by merger costs of $112.7 million (primarily related to our merger with United Waste Systems, Inc. in August 1997), and asset impairments and unusual items of $1.8 billion. The asset impairments and unusual items primarily related to a comprehensive review performed by WM Holdings of its operating assets and investments.

(2) Earnings were insufficient to cover fixed charges in 1998. Additional earnings of $720.4 million were necessary to cover fixed charges for this period. The earnings available for fixed charges were negatively impacted by merger costs of $1.8 billion and unusual items of $864.1 million primarily related to our mergers with WM Holdings in July 1998 and Eastern Environmental Services, Inc. in December 1998.